Exhibit 10.12

AMENDMENT TO THE EVERETT CO-OPERATIVE BANK

DIRECTOR FEE CONTINUATION PLAN

THIS AMENDMENT is made as of the 15th day of December, 2025, by Everett Co-operative Bank (“Bank”);

W I T N E S S E T H:

WHEREAS, the Company previously established the Everett Co-operative Bank Director Deferred Fee Continuation Plan effective January 1, 2017 (“Plan”); and

WHEREAS, in accordance with Article VIII of the Plan, the Board of Directors of the Bank has the right to amend the Plan, in its sole discretion, at any time; and

WHEREAS, the Compensation Committee of the Board of Directors of the Bank reviewed the Plan as wishes to amend the plan to freeze participation and reflect a name change.

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST CHANGE

Effective January 1, 2026, Section 2.12 of the Plan shall be revised to reflect the new Plan name – Everett Co-operative Bank Director Retirement Plan.

SECOND CHANGE

The Plan is hereby amended retroactively by deleting Section 3.1 Participation in its entirety and replacing it with the following new Section 3.1:

“3.1  Participation

“Effective immediately following the ECB Bancorp, Inc. initial public offering, the Plan shall be frozen to new participation. Only directors serving on the Board of Directors as of the closing of the ECB Bancorp, Inc. initial public offering are eligible to commence participation in the Plan.”

This Amendment shall be effective as provided above.  Except as provided herein, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by its duly authorized corporate officer as of the date and year first written above.

EVERETT CO-OPERATIVE BANK

By:/s/Susan Sgroi

Name: Susan Sgroi

Title: Director